UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2004

Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     On October 1, 2004, Dana Corporation (Dana) entered into a Separation Agreement, General Release and Covenant Not to Sue (the Agreement) with Marvin A. Franklin, III, its President-Dana International and Global Initiatives. Under the terms of the Agreement, Mr. Franklin will cease to be an active employee of the company on November 30, 2004, and will retire after the expiration of a twelve-month separation period. During this period, Mr. Franklin will receive separation pay equal to his current annual base salary and his 2005 target bonus (60% of the base salary) and he will continue to receive benefits under Dana’s health benefits plan. In addition, his outstanding Dana equity grants will continue to vest under the terms of the applicable plan documents and grant agreements. If Mr. Franklin has not found suitable work within this separation period, the period will be extended for up to six additional months and he will continue to receive his base salary during the extension. Under the Agreement, Mr. Franklin has agreed to certain confidentiality, non-disclosure, non-competition and non-solicitation obligations and to be available for consultation with Dana’s management for the remainder of 2004.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation

(Registrant)

Date: October 4, 2004	By: /s/ Michael L. DeBacker

Name: Michael L. DeBacker Title: Vice President, General Counsel and Secretary

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